RidgeWorth Funds

Rule 18f-3

Multiple Class Plan

RidgeWorth Funds (the “Trust”), a registered management investment company consisting of separate series (each a “Fund and together the “Funds”), has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares of the Funds.

I.	Attributes of Share Classes

1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees and as attached hereto as an exhibit.

2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s Prospectuses; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees that are payable under any service agreement entered into with respect to that class that are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations that are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

II.	Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; and (ii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

Income, realized gains and losses, unrealized appreciation and depreciation, and non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

IV.	Amendment of Plan; Periodic Review

This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board. The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review the Plan for its continued appropriateness and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Adopted May 24, 1995

Amended May 17, 2005 (for effectiveness August 1, 2005)

Amended May 20, 2008

Amended November 20, 2008

Amended May 14, 2009

Amended March 1, 2011

Amended August 9, 2011

Amended July 12, 2013

Amended May 20, 2014

Exhibit A

RIDGEWORTH FUNDS

CERTIFICATE OF CLASS DESIGNATION

A Shares

1.	Class-Specific Distribution Arrangements; Other Expenses.

A Shares may be sold subject to a front-end sales charge. A Shares sold without a front-end sales charge and redeemed within one year of purchase may be subject to a deferred sales charge. A Shares are also subject to a Rule 12b-1 fee under the A Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2.	Eligibility of Purchasers

A Shares are offered to individual investors through brokerage accounts offered by financial institutions or intermediaries that are authorized to place transactions in Fund shares for their customers.

3.	Exchange Privileges

A Shares of each Fund may be exchanged for A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of A Shares will have one vote for each full A Share held and a fractional vote for each fractional A Share held. Shareholders of A Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to A Shares (such as a distribution plan or service agreement relating to A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of A Shares differ from the interests of holders of any other class.

5.	Conversion Rights

A Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

Exhibit B

RIDGEWORTH FUNDS

CERTIFICATE OF CLASS DESIGNATION

C Shares

1.	Class-Specific Distribution Arrangements; Other Expenses.

C Shares are sold subject to a contingent deferred sales charge. If shares are sold within the first year after purchase, a shareholder will generally pay a contingent deferred sales charge equal to 1.00% for either (1) the NAV of the shares at the time of purchase, or (2) NAV of the shares next calculated after the Fund receives the sale request, whichever is less. In addition, C Shares are subject to a Rule 12b-1 fee under the C Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2.	Eligibility of Purchasers

C Shares are offered to individual investors through brokerage accounts offered by financial institutions or intermediaries that are authorized to place transactions in Fund shares for their customers.

3.	Exchange Privileges

C Shares of each Fund may be exchanged for C Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of C Shares will have one vote for each full C Share held and a fractional vote for each fractional C Share held. Shareholders of C Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to C Shares (such as a distribution plan or service agreement relating to C Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of C Shares differ from the interests of holders of any other class.

5.	Conversion Rights

C Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

Exhibit C

RIDGEWORTH FUNDS

CERTIFICATE OF CLASS DESIGNATION

R Shares

1.	Class-Specific Distribution Arrangements; Other Expenses.

R Shares are not sold subject to a sales charge. R Shares are subject to a Rule 12b-1 fee under the R Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2.	Eligibility of Purchasers

R Shares are offered to 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans, and health care benefit funding plans where R Shares are held on the books of the Funds through omnibus accounts (either at the benefit plan level or at the level of the plan’s financial service firm).

3.	Exchange Privileges

R Shares of one Fund may be exchanged for R Shares of another Fund of the Trust in accordance with the procedures disclosed in the Funds’ Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of R Shares will have one vote for each full R Share held and a fractional vote for each fractional R Share held. Shareholders of R Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to R Shares (such as a distribution plan or service agreement relating to R Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of R Shares differ from the interests of holders of any other class.

5.	Conversion Rights

R Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

Exhibit D

RIDGEWORTH FUNDS

CERTIFICATE OF CLASS DESIGNATION

I Shares

1.	Class-Specific Distribution Arrangements; Other Expenses.

I Shares are not sold subject to a sales charge or a Rule 12b-1 fee. However, I Shares are subject to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2.	Eligibility of Purchasers

I Shares are offered only to financial institutions and intermediaries for their own or their customers’ accounts for which they act as fiduciary, agent, investment adviser, or custodian.

3.	Exchange Privileges

I Shares of each Fund may be exchanged for I Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of I Shares will have one vote for each full I Share held and a fractional vote for each fractional I Share held. Shareholders of I Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to I Shares (such as a distribution plan or service agreement relating to I Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of I Shares differ from the interests of holders of any other class.

5.	Conversion Rights

I Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

Exhibit E

RIDGEWORTH FUNDS

CERTIFICATE OF CLASS DESIGNATION

IS Shares

1.	Class-Specific Distribution Arrangements; Other Expenses.

IS Shares are not sold subject to a sales charge and are not subject to a Rule 12b-1 fee or shareholder servicing fees.

2.	Eligibility of Purchasers

IS Shares are offered to qualified retirement plans, bank and trust companies, insurance companies, registered investment companies, non-qualified deferred compensation plans, and other institutional investors that meet certain requirements as described in the Funds’ Prospectuses and Statement of Additional Information.

3.	Exchange Privileges

IS Shares of each Fund may be exchanged for IS Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.	Voting Rights

Each shareholder of IS Shares will have one vote for each full IS Share held and a fractional vote for each fractional IS Share held. Shareholders of IS Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to IS Shares (such as a distribution plan or service agreement relating to IS Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of IS Shares differ from the interests of holders of any other class.

5.	Conversion Rights

IS Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.